Exhibit 99.31
                                 -------------
                Computational Materials and/or ABS Term Sheets



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Silent Seconds
Group 3

                                   UPB                        %
Silent Seconds (Only)              $208,998,083.60              39.47%
Total (Entire Pool)                $529,528,241.31

Resulting OCLTV
                                   OCLTV
Silent Seconds (Only)                       98.71%
Total (Entire Pool)                         87.57%